Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 93 to the Registration Statement on Form N-1A of Fidelity Select Portfolios: Automotive Portfolio, Construction and Housing Portfolio, Consumer Discretionary Portfolio, Leisure Portfolio, Multimedia Portfolio, and Retailing Portfolio of our report dated April 14, 2011; Consumer Staples Portfolio of our report dated April 19, 2011; Energy Portfolio, Energy Service Portfolio, Natural Gas Portfolio, and Natural Resources Portfolio of our report dated April 11, 2011; Banking Portfolio, Brokerage and Investment Management Portfolio, Financial Services Portfolio, Consumer Finance Portfolio (f/k/a Home Finance Portfolio), and Insurance Portfolio of our report dated April 20, 2011; Biotechnology Portfolio, Health Care Portfolio, Medical Delivery Portfolio, Medical Equipment and Systems Portfolio, and Pharmaceuticals Portfolio of our report dated April 14, 2011; Air Transportation Portfolio, Defense and Aerospace Portfolio, Environment and Alternative Energy Portfolio (f/k/a Environmental Portfolio), Industrial Equipment Portfolio, Industrials Portfolio, and Transportation Portfolio of our report dated April 18, 2011; Chemicals Portfolio, Gold Portfolio, and Materials Portfolio of our report dated April 19, 2011; Communications Equipment Portfolio, Computers Portfolio, Electronics Portfolio, IT Services Portfolio, Software and Computer Services Portfolio, and Technology Portfolio of our report dated April 14, 2011; Telecommunications Portfolio, and Wireless Portfolio of our report dated April 19, 2011; and Utilities Portfolio of our report dated April 12, 2011 on the financial statements and financial highlights included in the February 28, 2011 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 25, 2011